Exhibit 8.1

Subsidiaries

Company name	Country	Controlling Stake
Cencosud Retail S.A.	Chile	99.9%
Jumbo Administradora Norte S.A.	Chile	99.9%
Jumbo Administradora Temuco S.A.	Chile	99.9%
Santa Isabel Administradora Norte Ltda.	Chile	99.9%
Santa Isabel Administradora Sur Ltda.	Chile	99.9%
Santa Isabel Administradora S.A.	Chile	99.9%
Paris Administradora Sur Ltda.	Chile	99.9%
Paris Administradora Ltda.	Chile	99.9%
Logística y Distribución Paris Ltda.	Chile	99.9%
Jumbo Supermercados Administradora Ltda.	Chile	99.9%
Cencosud Corredores de Seguros y Servicios S.A.	Chile	99.9%
Administradora de Servicios Cencosud Ltda.	Chile	99.9%
Viajes Paris S.A.	Chile	99.9%
Eurofashion Ltda.	Chile	99.9%
Administradora TMO S.A.	Chile	99.9%
Meldar Capacitación Ltda.	Chile	99.9%
Sociedad Comercializadora de Vestuarios FES Ltda.	Chile	99.9%
MegaJohnsons Puente Alto S.A.	Chile	99.9%
MegaJohnsons S.A.	Chile	99.9%
MegaJohnsons Maipú S.A.	Chile	99.9%
MegaJohnsons Puente S.A.	Chile	99.9%
MegaJohnsons Viña del Mar S.A.	Chile	99.9%
Johnson Administradora Ltda.	Chile	99.9%
MegaJohnsons Quilin S.A.	Chile	99.9%
Johnsons Mega San Bernardo S.A.	Chile	99.9%
Cencosud Retail Administradora Ltda.	Chile	99.9%
Easy S.A.	Chile	99.6%
Easy Administradora Norte S.A.	Chile	99.6%
Cencosud Administradora de Tarjetas S.A.	Chile	99.9%
Cencosud Servicios Integrales S.A.	Chile	99.9%
Cencosud Shopping Centers S.A.	Chile	99.9%
Sociedad Comercial de Tiendas S.A.	Chile	99.9%
Inmobiliaria Bilbao Ltda.	Chile	99.9%
ACC Alto las Condes Ltda.	Chile	44.9%
Costanera Center S.A.	Chile	99.9%
Inmobiliaria Santa Isabel S.A.	Chile	99.9%
Comercializadora Costanera Center S.P.A.	Chile	99.9%
Banco Paris S.A.	Chile	99.9%
Banparis Corredores de Seguros Ltda.	Chile	99.9%
Cencosud Internacional Ltda.	Chile	99.9%
Jumbo Argentina S.P.A.	Chile	99.9%
Cencosud Internacional Argentina S.P.A	Chile	99.9%
Cencosud S.A. (Argentina)	Argentina	99.9%
Unicenter S.A.	Argentina	99.9%
Jumbo Retail Argentina S.A.	Argentina	99.9%
Agrojumbo	Argentina	87.4%
Blaisten S.A.	Argentina	99.9%
Cavas y Viñas El Acequion S.A.	Argentina	99.9%
Carnes Huinca S.A.	Argentina	50.0%
Agropecuaria Anjullon S.A.	Argentina	99.9%
Corminas S.A	Argentina	99.9%
Invor S.A.	Argentina	99.9%
Pacuy S.A.	Argentina	99.9%
Supermercados Dave S.A.	Argentina	99.9%
SUDCO Servicios Regionales S.A.	Uruguay	100%
Cencosud Colombia S.A.	Colombia	99.9%
Cencosud Brasil S.A.	Brazil	99.9%
Gbarbosa Holding LLC	U.S.A	99.9%

Company name	Country	Controlling Stake
Gbarbosa Holding S.A	Brazil	99.9%
Cencosud Brasil Comercial Ltda.	Brazil	99.9%
Mercantil Rodrigues Comercial Ltda	Brazil	99.9%
Perini Comercial de Alimentos Ltda.	Brazil	99.9%
Cencosud Perú	Peru	99.9%
Teledistribución S.A.	Peru	99.9%
Almacenes Metro S.A.	Peru	99.9%
E. Wong S.A.	Peru	99.9%
Cencosud Retail Peru S.A.	Peru	99.9%
Tres Palmeras S.A.	Peru	99.9%
Las Hadas Inversionistas S.A.	Peru	99.9%
Cinco Robles SAC	Peru	99.9%
ISMB Supermercados S.A.	Peru	99.9%
Travel International Partners Perú S.A.	Peru	99.9%
Banco Cencosud S.A.	Peru	99.9%